EXHIBIT 11

                    ENGINEERED SUPPORT SYSTEMS, INC.
      Article 11 -- Statement Re: Computation of Net Income Per Share


                                           Year Ended October 31
                                 ------------------------------------------
                                    1995            1994            1993
                                 ----------      ----------      ----------
NET INCOME                       $2,473,062      $  755,316      $  519,681
                                 ==========      ==========      ==========
NET INCOME PER SHARE
  Average shares outstanding      3,035,582       3,322,486       3,335,287
                                 ==========      ==========      ==========
  Net income                           $.81            $.23            $.16
                                 ==========      ==========      ==========
PRIMARY EARNINGS PER SHARE
  Average shares outstanding      3,035,582       3,322,486       3,335,287

  Net effect of dilutive stock
   options (1)                      228,294         211,080         128,396
                                 ----------      ----------      ----------
                                  3,263,876       3,533,566       3,463,683
                                 ==========      ==========      ==========
  Net income                           $.76            $.21            $.15
                                 ==========      ==========      ==========
FULLY DILUTED EARNINGS PER SHARE
  Average shares outstanding      3,035,582       3,322,486       3,335,287

  Net effect of dilutive stock
   options (1)                      266,992         216,987         144,286
                                 ----------      ----------      ----------

                                  3,302,574       3,539,473       3,479,573
                                 ==========      ==========      ==========
  Net income                           $.75            $.21            $.15
                                 ==========      ==========      ==========

(1) Based on the treasury stock method

1995, 1994 and 1993 net income per share, as presented in the consolidated financial statements, is based on the fully diluted weighted average number of common and common equivalent shares outstanding.